As filed with the Securities and Exchange Commission on March 2, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GFL Environmental Holdings Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	4953	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number.)

100 New Park Place, Suite 500
Vaughan, Ontario, Canada L4K 0H9
Telephone: (905) 326-0101
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick Dovigi
Founder and Chief Executive Officer
100 New Park Place, Suite 500
Vaughan, Ontario, Canada L4K 0H9
Telephone: (905) 326-0101
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Corporate Creations Network Inc.
3411 Silverside Road, Tatnall Building, Suite 104
Wilmington, DE 19810
(302) 351-3367

Copies to:
Ryan Bekkerus, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Jeffrey Singer, Esq. Jeffrey Hershenfield, Esq. Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario, Canada M5L 1B9 (416) 869-5500	Deanna L. Kirkpatrick, Esq. Shane Tintle, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Shawn McReynolds, Esq. Jennifer Grossklaus, Esq. Davies Ward Phillips & Vineberg LLP 155 Wellington Street West Toronto, Ontario, Canada M5V 3J7 (416) 863-0900

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-232731

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee (3)
Subordinate voting shares, no par value	2,103,658(1)	$19.00	$39,969,502	$5,189
Tangible Equity Units(4)(5)	1,725,000	$50.00	$86,250,000	$11,196
Stock Purchase Contracts
Amortizing Notes
Total			$126,219,502	$16,385

(1)                    Includes shares to be sold upon exercise of the underwriters’ option to purchase to cover over-allotments, if any. See “Underwriting (Conflicts of Interest).”

(2)                    In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form F-1 (File No. 333-232731), as amended, is hereby registered.

(3)                    Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(4)                    Includes Tangible Equity Units that are subject to the underwriters’ option to purchase additional Tangible Equity Units. Each Tangible Equity Unit is composed of a stock purchase contract and an amortizing note. This registration statement also registers an estimated 4,539,510 of the Registrant’s subordinate voting shares that are issuable upon settlement of the purchase contracts that are a component of the Tangible Equity Units registered hereby, at the initial rate of 2.6316 subordinate voting shares per purchase contract. Under Rule 457(i), there is no additional filing fee payable with respect to the subordinate voting shares issuable upon settlement of the purchase contracts because no additional consideration will be received in connection with the settlement.

(5)                    The number of the Registrant’s subordinate voting shares issuable upon settlement of the purchase contracts is subject to anti-dilution adjustments upon the occurrence of certain events described herein. Pursuant to Rule 416 under the Securities Act, the number of the Registrant’s subordinate voting shares to be registered includes an indeterminable number of subordinate voting shares that may become issuable upon settlement of the purchase contracts as a result of such anti-dilution adjustment, solely to the extent permitted by Rule 416.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form F-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), by GFL Environmental Holdings, Inc. (to be amalgamated with and into GFL Environmental Inc.) (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form F-1 (File No. 333-232731), as amended, which was declared effective by the Commission on March 2, 2020.

Exhibit
Number	Description

5.1

Opinion of Stikeman Elliott LLP regarding validity of the subordinate voting shares registered (incorporated by reference to Exhibit 5.1 filed with Amendment No. 10 to the Registrant’s Registration Statement on Form F-1 (File No. 333-232731) filed with the Commission on February 25, 2020).

5.2

Opinion of Stikeman Elliott LLP regarding validity of the Units registered (incorporated by reference to Exhibit 5.2 filed with Amendment No. 10 to the Registrant’s Registration Statement on Form F-1 (File No. 333-232731) filed with the Commission on February 25, 2020).

5.3

Opinion of Simpson Thacher & Bartlett LLP regarding validity of the Units registered (incorporated by reference to Exhibit 5.3 filed with Amendment No. 10 to the Registrant’s Registration Statement on Form F-1 (File No. 333-232731) filed with the Commission on February 25, 2020).

23.1	Consent of Deloitte LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Stikeman Elliott LLP (included as part of Exhibit 5.1).

23.5	Consent of Stikeman Elliott LLP (included as part of Exhibit 5.2).

23.6

Consent of Environmental Business International Inc. (incorporated by reference to Exhibit 23.5 filed with the Registrant’s Registration Statement on Form F-1 (File No. 333-232731) filed with the Commission on July 19, 2019).

23.7	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.3).

24.1	Power of Attorney (included on the signature page to the Registrant’s Registration Statement on Form F-1 (File No. 33-232731) filed with the Commission and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Province of Ontario, Canada on the 2nd day of March, 2020.

GFL Environmental Holdings Inc.

By:	/s/ PATRICK DOVIGI
Name:	Patrick Dovigi
Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 2, 2020.

Signature	Title

/s/ PATRICK DOVIGI	President, Chief Executive Officer and Director (Principal Executive Officer)
Patrick Dovigi

/s/ LUKE PELOSI	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Luke Pelosi

/s/ DINO CHIESA
Dino Chiesa	Director

/s/ SHAHIR GUINDI
Shahir Guindi	Director

/s/ ARUN NAYAR
Arun Nayar	Director

/s/ PAOLO NOTARNICOLA
Paolo Notarnicola	Director

/s/ VEN POOLE
Ven Poole	Director

/s/ RAYMOND SVIDER
Raymond Svider	Director

/s/ BLAKE SUMLER
Blake Sumler	Director